Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Post-Effective Amendment No. 14 to Form S-11 on Form S-3 No. 333-146341) and related Prospectus of KBS Real Estate Investment Trust II, Inc. for the registration of 80,000,000 shares of its common stock and to the incorporation by reference therein of (i) our report dated March 11, 2011 with respect to consolidated financial statements and schedule of KBS Real Estate Investment Trust II, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission; (ii) our report dated October 14, 2008 with respect to the statement of revenues over certain operating expenses of Campus Drive Buildings included in its Current Report (Form 8-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission; (iii) our report dated March 25, 2010 with respect to the statement of revenues over certain operating expenses of Pierre Laclede Center included in its Current Report (Form 8-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission; (iv) our report dated March 25, 2010 with respect to the statement of revenues over certain operating expenses of One Main Place included in its Current Report (Form 8-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission; (v) our report dated September 27, 2010 with respect to the statement of revenues over certain operating expenses of 300 N. LaSalle Building included in its Current Report (Form 8-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission; (vi) our report dated November 23, 2010 with respect to the statement of revenues over certain operating expenses of Union Bank Plaza included in its Current Report (Form 8-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission; (vii) our report dated January 26, 2011 with respect to the statement of revenues over certain operating expenses of Granite Tower included in its Current Report (Form 8-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission; (viii) our report dated January 26, 2011 with respect to the statement of revenues over certain operating expenses of National City Tower included in its Current Report (Form 8-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission; and, (ix) our report dated April 1, 2011 with respect to the statement of revenues over certain operating expenses of the I-81 Industrial Portfolio included in its Current Report (Form 8-K) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California

April 5, 2011